SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

M.H. MEYERSON & CO., INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-23410	13-1924455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of M.H. MEYERSON & CO., INC., d/b/a Crown Financial Group, Inc., (the “Company”) annually considers and recommends to the Board the selection of the Company’s independent public accountants. As recommended by the Company’s Audit Committee, the Board of Directors on June 12, 2003 decided no longer to engage Sanville & Company (“Sanville”) as the Company’s independent public accountant and engaged Ernst & Young LLP to serve as the Company’s independent public accountants.

The report of Sanville for each of the fiscal years ended January 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2003 and 2002, and the interim period from February 1, 2003 through June 12, 2003, there were no disagreements between the Company and Sanville on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Sanville, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended January 31, 2003 and 2002, and the interim period from February 1, 2003 through June 12, 2003, the Company did not consult with Ernst & Young LLP on (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

A letter from Sanville is attached as Exhibit 16 to this Form 8-K.

Item 7.    Financial Statements and Exhibits.

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

The following Exhibit is filed with this document:

Exhibit Number	Description
16	Letter from Sanville & Company to the Securities and Exchange Commission dated June 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 17, 2003

M.H. MEYERSON & CO., INC.

By:	/S/ MICHAEL T. DORSEY

Name: Michael T. Dorsey Title: Executive Vice President, General Counsel and Secretary